Schedule 13-D

EXHIBIT 99.1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT (this “Agreement”), dated as of January 31, 2011, among Giffoni Family Trust Dated September 26, 2008, (the “Giffoni Family Trust”), Kim Giffoni and Olena B. Giffoni (collectively, the “Joint Filers”).

WITNESSETH

WHEREAS, as of the date hereof,  each of the  Joint  Filers  is  filing a Schedule 13D under the Securities Exchange Act of 1934 (the "Exchange Act") with respect to securities of Targeted Medical Pharma, Inc. (the “Schedule 13D”);

WHEREAS,  each of the Joint  Filers is  individually  eligible  to file the Schedule 13D;

WHEREAS, each of the Joint Filers  wishes to file the Schedule 13D and any amendments  thereto jointly and on behalf of each of the Joint Filers,  pursuant to Rule 13d-1(k)(1) under the Exchange Act;

NOW, THEREFORE,  in  consideration  of these  premises  and other good and valuable consideration, the parties hereto agree as follows:

1.           The  Joint  Filers  hereby  agree  that  the  Schedule  13D is,  and any amendments thereto will be, filed on behalf of each of the Joint Filers pursuant to Rule 13d-1(k)(1) under the Exchange Act.

2.           Each of the Joint  Filers  hereby  acknowledges  that,  pursuant to Rule 13d-1(k)(1)(ii)  under the Exchange Act, it is responsible for the timely filing of the Schedule 13D and any amendments  thereto, and for the  completeness  and accuracy of  the information concerning it contained  therein, and  is not responsible for the completeness and accuracy of the information concerning any of the other parties contained therein, unless it knows or has reason to know that such information is inaccurate.

3.    Each of the Joint Filers hereby  agrees that this  Agreement  shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be executed individually or by their respective directors hereunto duly authorized as of the day and year first above written.

Giffoni Family Trust Dated September 26, 2008

By:	/s/ Kim Giffoni
Name: Kim Giffoni
Title: Co-Trustee

/s/ Kim Giffoni
Kim Giffoni

/s/ Olena B. Giffoni
Olena B. Giffoni